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                                                             Exhibit 99.906 Cert

                  CERTIFICATIONS PURSUANT TO SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002


David G. Booth, Principal Executive Officer, and Michael T. Scardina, Principal Accounting Officer, of DFA Investment Dimensions Group Inc., a Maryland corporation (the "Registrant"), each certify that:

     1. The Registrant's periodic report on Form N-CSR for the period ended November 30, 2005 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


By:     /s/ David G. Booth
        ----------------------------------
         David G. Booth
         Principal Executive Officer
         DFA Investment Dimensions Group Inc.

Date:  February 3, 2006


By:     /s/ Michael T. Scardina
        ----------------------------------
         Michael T. Scardina
         Principal Accounting Officer
         DFA Investment Dimensions Group Inc.

Date:  February 3, 2006